Exhibit 3.1

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSOMA MEDICAL, INC.
Dated February 26, 2007

The undersigned, the Secretary of Transoma Medical, Inc., a Delaware corporation (the “Company”), hereby certifies that:

1.             The present name of the Company is Transoma Medical, Inc., which is the name under which the Company was originally incorporated; and the date of filing the original certificate of incorporation of the Company with the Secretary of State of the State of Delaware was September 7, 2005.

2.             The certificate of incorporation of the Company, as amended to date (with the last such amendment being filed on September 22, 2005), is hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto, and such second amended and restated Certificate of Incorporation will supersede the certificate of incorporation, as amended to date, currently on file with the State of Delaware.

3.             The second amended and restated Certificate of Incorporation attached hereto as Exhibit A has been approved by the board of directors of the Company pursuant to Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”).

4.             The second amended and restated Certificate of Incorporation attached hereto as Exhibit A has been adopted pursuant to Sections 228(e), 242 and 245 of the DGCL.

IN WITNESS WHEREOF, I have subscribed my name this February 26, 2007.

TRANSOMA MEDICAL, INC.

/s/ Charles T. Coggin
Charles Coggin
Secretary

EXHIBIT A

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

TRANSOMA MEDICAL, INC.

ARTICLE I.

The name of this corporation is Transoma Medical, Inc. (the “Company”).

ARTICLE II.

The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent is The Corporation Trust Company.

ARTICLE III.

The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

4.1           Authorized Capital Stock.

This Company shall have the authority to issue an aggregate of 56,000,000 shares of common stock, $.001 par value (the “Common Shares”), and an aggregate of 53,688,682 shares of preferred stock, $.001 par value (the “Preferred Shares”), consisting of (i) 12,061,841 shares of Series A Convertible Preferred Shares (the “Series A Shares”), (ii) 12,061,841 shares of Series A-1 Convertible Preferred Shares (the “Series A-1 Shares”), (iii) 7,132,500 shares of Series B Convertible Preferred Shares (the “Series B Shares”), (iv) 7,132,500 shares of Series B-1 Convertible Preferred Shares (the “Series B-1 Shares”), (v) 7,650,000 shares of Series C Convertible Preferred Shares (the “Series C Shares”) and (vi) 7,650,000 shares of Series C-1 Convertible Preferred Shares (the “Series C-1 Shares” and, collectively with the Series A-1 Shares and the Series B-1 Shares, the “Non-Participating Shares”).

4.2           Common Shares.

A.            Voting Rights.

Except as otherwise expressly provided herein or required by law, each holder of outstanding Common Shares shall be entitled to one vote on all matters submitted to the stockholders for each Common Share held thereby of record on the books of the Company. No holder of any Common Shares shall have any cumulative voting rights. In accordance with Section 242(b)(2) of the DGCL, the number of authorized Common Shares may be increased or decreased (but not below the number of Common Shares then outstanding) by the affirmative vote of the holders of a majority of the Common Shares and the Preferred Shares of the Company voting together as a single class, and not as separate classes.

B.            Dividends.

Subject to Section 4.3(B) and the payment in full of all preferential dividends to which the holders of the Preferred Shares are entitled hereunder, the holders of Common Shares shall be entitled to receive dividends out of funds legally available therfor at such times and in such amounts as the Company’s board of directors (the “Board of Directors”) may determine in its sole discretion.

C.            Liquidation Event.

Upon any Liquidation Event (as defined below in Section 4.3(C)(1)), after the payment or provision for payment of all debts and liabilities of the Company and all preferential amounts to which the holders of Preferred Shares are entitled with respect to the distribution of assets in liquidation, the holders of Common Shares shall be entitled to share ratably in the remaining assets of the Company available for distribution.

D.            Subordinate to Preferred Shares.

All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations or restrictions, of the Common Shares are expressly made subject and subordinate to those that may be fixed with respect to any Preferred Shares.

4.3           Preferred Shares.

A.            Voting Rights.

(1)           General. Each holder of Series A Shares shall have one vote on all matters submitted to the stockholders for each Common Share which such holder of Series A Shares would be entitled to receive upon the conversion of such holder’s Preferred Shares as set forth herein. Each holder of Series B Shares shall have one vote on all matters submitted to the stockholders for each Common Share which such holder of Series B Shares would be entitled to receive upon the conversion of such holder’s Preferred Shares as set forth herein. Each holder of Series C Shares shall have one vote on all matters submitted to the stockholders for each Common Share which such holder of Series C Shares would be entitled to receive upon the conversion of such holder’s Preferred Shares as set forth herein. No holder of any Preferred Shares shall have any cumulative voting rights. Except as otherwise provided herein, and except as otherwise required by law, the shares of capital stock of the Company shall vote as a single class on all matters submitted to the stockholders and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Company.

(2)           Election of Directors. The Board of Directors shall consist of seven (7) members. The holders of the Series A Shares shall be entitled, voting separately as a single class, to nominate and elect two (2) of the directors of the Company and to exercise any right of removal or replacement with respect to such directors (each, a ”Series A Director”). The holders of the Series B Shares shall be entitled, voting separately as a single class, to nominate and elect one (1) of the directors of the Company and to exercise any right of removal or replacement with respect to such director (the ”Series B Director”). The holders of the Series A Shares, the holders of the Series B Shares, the holders of the Series C Shares and the holders of the Common Shares, voting together as a single class, shall be entitled to elect up to four (4) of the directors of the Company and to exercise any right of removal or replacement with respect to such directors (the “Combined Directors”). The Chief Executive Officer of the Company shall be one of the Combined Directors.

(3)           Special Voting Rights – Preferred Shares. Without the affirmative vote of the holders (acting together as a class) of at least two thirds of the Preferred Shares then outstanding, the Company shall not (by amendment, merger, consolidation or otherwise):

(a)           amend the Company’s Certificate of Incorporation or Bylaws;

(b)           sell, exchange, lease, license or otherwise transfer or dispose of, directly or indirectly, all or substantially all of its assets, or consolidate with or merge into any other corporation or entity, or permit any other corporation or entity to consolidate or merge into it, except that any wholly owned subsidiary of the Company may merge into another wholly owned subsidiary or into the Company;

(c)           reincorporate or recapitalize the Company;

(d)           authorize any reorganization, reclassification, stock split or extraordinary divestiture (including a spin-off or split-up), including, but not limited to, entering into any transaction or series of transactions resulting in the separation of the human and animal product businesses of the Company or similar reorganization;

(e)           voluntarily liquidate, dissolve or wind up the Company;

(f)            acquire any capital stock of another entity that results in the consolidation of that entity’s results of operations into the results of operations of the Company;

(g)           acquire all or substantially all of the assets of another entity;

(h)           create indebtedness for borrowed money, in a single or related series of transactions, in an amount in excess of $10,000,000;

(i)            create any plan or arrangement for the grant of stock options or the issuance of restricted stock other than those plans and arrangements existing on the filing date hereof or increase the number of shares available under any plan or arrangement of this type above the number available under such plan or arrangement on the filing date hereof;

(j)            declare or pay any dividend or make any other distribution on any shares of the Company’s capital stock other than dividends or distributions payable solely in Common Shares, or apply any of the Company’s assets to the redemption or repurchase of any shares of the Company’s capital stock other than (i) mandatory redemptions or repurchases under the provisions of any of the Company’s stock option, restricted stock or other equity compensation plans or agreements or other employee agreements in existence on the filing date hereof, (ii) optional redemptions or repurchases under the provisions of any of the Company’s stock option, restricted stock or other equity compensation plans or agreements or other employee agreements that are in existence on the filing date hereof if such optional redemption or repurchase is approved by the Board of Directors, including the Series A Directors and Series B Directors, or (iii) any other redemptions or repurchases that are made under the provisions of any of the Company’s stock option, restricted stock or other equity compensation plans or agreements or other employee agreements that are approved by the Board of Directors, including the Series A Directors and Series B Directors, after the filing date hereof;

(k)           grant a security interest in, or exclusive license to, the Company’s technology; or

(l)            increase or decrease the size of the Board of Directors.

(4)           Special Voting Rights – Series A Shares. Without the affirmative vote of the holders (acting together as a class) of at least two thirds of the Series A Shares then outstanding, the Company shall not (by amendment, merger, consolidation or otherwise):

(a)           alter or amend the rights, preferences or privileges of the Series A Shares, including, without limitation, altering or amending the liquidation preference of the Series A Shares as provided in Section 4.3(C)(1)(c) below in connection with any reincorporation, recapitalization, reorganization, reclassification, stock split or extraordinary divestiture (including a spin-off or split-up) of the Company or similar reorganization which requires the approval of the Preferred Shares pursuant to Section 4.3(A)(3) above; or

(b)           authorize or issue any class or series of stock or securities convertible into capital stock of the Company having priority over the Series A Shares or ranking on a parity therewith as to redemption, the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company, or otherwise.

(5)           Special Voting Rights – Series B Shares. Without the affirmative vote of the holders (acting together as a class) of seventy-three percent (73%) of the

Series B Shares then outstanding, the Company shall not (by amendment, merger, consolidation or otherwise):

(a)           alter or amend the rights, preferences or privileges of the Series B Shares, including, without limitation, altering or amending the liquidation preference of the Series B Shares as provided in Section 4.3(C)(1)(b) below in connection with any reincorporation, recapitalization, reorganization, reclassification, stock split or extraordinary divestiture (including a spin-off or split-up) of the Company or similar reorganization which requires the approval of the Preferred Shares pursuant to Section 4.3(A)(3) above;

(b)           increase or decrease the authorized number of Series B Shares;

(c)           distribute any proceeds received by the Company in connection with the sale, exchange, lease, license or other transfer or disposition, directly or indirectly, of a substantial portion of its assets which does not constitute substantially all of its assets (other than in the ordinary course of business) to the Company’s stockholders; or

(d)           authorize or issue any class or series of stock or securities convertible into capital stock of the Company having priority over the Series B Shares or ranking on a parity therewith as to redemption, the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company, or otherwise.

(6)           Special Voting Rights – Series C Shares. Without the affirmative vote of the holders (acting together as a class) of at least sixty percent (60%) of the Series C Shares then outstanding, the Company shall not (by amendment, merger, consolidation or otherwise):

(a)           alter or amend the rights, preferences or privileges of the Series C Shares, including, without limitation, altering or amending the liquidation preference of the Series C Shares as provided in Section 4.3(C)(1)(a) below in connection with any reincorporation, recapitalization, reorganization, reclassification, stock split or extraordinary divestiture (including a spin off or split-up) of the Company or similar reorganization which requires the approval of the Preferred Shares pursuant to Section 4.3(A)(3) above; or

(b)           authorize or issue any class or series of stock or securities convertible into capital stock of the Company having priority over the Series C Shares or ranking on a parity therewith as to redemption, the payment of dividends or as to the payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company, or otherwise.

B.            Dividend Rights.

(1)           In the event any dividend or distribution (other than a dividend or distribution of shares of any class or series of the Company’s capital stock) is declared or made with respect to the Common Shares or any other series of Preferred Shares that does not expressly rank pari passu with the Series C Shares with respect to payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company, an equal or greater dividend or distribution must be simultaneously declared or made with respect to the outstanding Series C Shares on the basis of the number of Common Shares into which each Series C Share is then convertible as set forth herein.

(2)           In the event any dividend or distribution (other than a dividend or distribution of shares of any class or series of the Company’s capital stock) is declared or made with respect to the Common Shares or any other series of Preferred Shares that does not expressly rank senior to or pari passu with the Series B Shares with respect to payment or distribution of assets upon the liquidation or dissolution, voluntary or involuntary, of the Company, an equal or greater dividend or distribution must be simultaneously declared or made with respect to the outstanding Series B Shares on the basis of the number of Common Shares into which each Series B Share is then convertible as set forth herein.

(3)           In the event any dividend or distribution (other than a dividend or distribution of shares of any class or series of the Company’s capital stock) is declared or made with respect to the Common Shares, an equal or greater dividend or distribution must be simultaneously declared or made with respect to the outstanding Series A Shares on the basis of the number of Common Shares into which each Series A Share is then convertible as set forth herein.

(4)           Dividends on shares of the Company’s capital stock shall be payable only out of funds legally available therefor.

C.            Liquidation Rights and Preference.

(1)           General. In the event of the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary (a “Liquidation Event”):

(a)           The holders of Series C Shares shall be entitled to receive in cash, out of the assets of the Company, an amount equal to $4.063 per share (as adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series C Shares) for each outstanding Series C Share, plus all dividends, if any declared but unpaid thereon (the “Series C Liquidation Amount”), before any payment shall be made or any assets distributed to the holders of the Series A Shares, Series B Shares, Common Shares or any other class of shares of the Company. If, upon any Liquidation Event, the assets and funds distributed of the Company are insufficient to pay the aggregate Series C Liquidation Amount, the entire assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series C Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. Following payment to the holders of Series C Shares of the aggregate Series C Liquidation Amount upon such Liquidation Event, no further payments or distributions shall be made with respect to the Series C Shares.

(b)           After the prior payment in full of the aggregate Series C Liquidation Amount, the holders of Series B Shares shall be entitled to receive in cash, out of the remaining assets of the Company available for distribution to its stockholders, if any, an amount equal to $3.1909 per share (as adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series B Shares) for each outstanding Series B Share, plus all dividends, if any, declared but unpaid thereon (the “Series B Liquidation Amount”), before any payment shall be made or any assets distributed to the holders of the Series A Shares, Common Shares or any other class of shares of the Company ranking junior to the Series B Shares. If, after prior payment in full of the aggregate Series C Liquidation Amount, the amounts available for distribution are insufficient to pay the full amount of the aggregate Series B Liquidation Amount, the remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series B Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. Following payment to the holders of Series B Shares of the aggregate Series B Liquidation Amount upon such Liquidation Event, no further payments or distributions shall be made with respect to the Series B Shares.

(c)           After the prior payment in full of the aggregate Series C and Liquidation Amount and the aggregate Series B Liquidation Amount, the holders of Series A Shares shall be entitled to receive in cash, out of the remaining assets of the Company available for distribution to its stockholders, if any, an amount equal to $1.50585 per share (as adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series A Shares) for each outstanding Series A Share, plus all dividends, if any, declared but unpaid thereon (the “Series A Liquidation Amount”), before any payment shall be made or any assets distributed to the holders of Common Shares or any other class of shares of the Company ranking junior to the Series A Shares. If, after prior payment in full of the aggregate Series C Liquidation Amount and the aggregate Series B Liquidation Amount, the amounts available for distribution are insufficient to pay the full amount of the aggregate Series A Liquidation Amount, the remaining assets and funds of the Company legally available for distribution shall be distributed ratably among the holders of the Series A Shares in proportion to the preferential amount each such holder is otherwise entitled to receive. Following payment to the holders of Series A Shares of the aggregate Series A Liquidation Amount upon such Liquidation Event, no further payments or distributions shall be made with respect to the Series A Shares.

(2)           Deemed Liquidation. The merger or consolidation of the Company into or with another entity, or a plan of exchange between the Company and any other entity, or the merger or consolidation of any other entity into or with the Company (in which such consolidation, merger or exchange the stockholders of the Company receive any distributions of cash, securities or other property), or the sale, transfer or other disposition of all or substantially all of the assets of the Company, shall be deemed, solely for purposes of determining the amounts to be received by the holders of the Preferred Shares in such transaction and for determining the priority of receipt of such amounts as between the holders of the Series A Shares, the holders of the Series B Shares, the holders of the Series C shares and the holders of the Common Shares, to be a Liquidation Event for purposes of Section 4.3(C)(1) and shall entitle the holders of Preferred Shares to receive at the closing of such transaction such distributions in cash, securities or other property (valued as provided in Section 4.3(C)(3) below) as specified in Section 4.3(C)(1) above, provided, however, that none of the following shall be deemed to be a Liquidation Event of the Company: (i) a merger effected exclusively for the purpose of changing the domicile of the Company; (ii) a transaction in which the stockholders of the Company immediately prior to the transaction own 50% or more of the voting power of the acquiring or surviving corporation following the transaction; or (iii) a transaction in which the holders of 73% of the outstanding Series B Shares, voting separately as a class, affirmatively elect otherwise by giving written notice thereof to the Company at least two days before the effective date of such transaction.

(3)           Distribution Other Than Cash. Whenever the distribution provided for in this Section 4.3(C) shall be payable in securities or property other than cash, the value of such distribution shall be the fair market value of such securities or other property as determined in good faith by the Board of Directors, and with respect to the gross amounts of their distribution, the holders of Preferred Shares shall participate ratably in the distribution of such securities or other property.

D.            Redemption Rights. The Company shall not have the right to call for redemption of all or any part of the Preferred Shares, but may, pursuant to this Section 4.3(D), have the obligation to redeem Preferred Shares.

(1)           Right to Cause Redemption; Redemption Price. At any time after the date that is five (5) years from date (the “Series C Original Issue Date”) of the first issuance of the Company’s Series C Shares (the “Redemption Period”), upon receipt by the Company from the holders of a majority of the Series A Shares, Series B Shares and Series C Shares then outstanding, voting together as a single class, of their request that the Company redeem all of the then outstanding Preferred Shares, the Company shall redeem all Preferred Shares then outstanding in three equal annual installments, the first installment of which to be paid within forty-five (45) days of the Company’s receipt thereof, with the second and third payments to be on such date in each of the two successive years (each such date referred to as a “Redemption Date”) at a price (the ”Redemption Price”) equal to:

(a)           for Series A Shares, the sum of (i) $1.0039 per share (as appropriately adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series A Shares), plus (ii) simple interest thereon at the annual rate of 10% from the date of issuance of the relevant Series A Share (which date may vary among shares and holders), computed on the basis of a 365-day year and the actual number of days such share was outstanding during such year, plus (iii) all dividends, if any, declared but unpaid on such Series A Shares;

(b)           for Series B Shares, the sum of (i) $1.877 per share (as appropriately adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series B Shares), plus (ii) simple interest thereon at the annual rate of 10% from the date of issuance of the relevant Series B Share (which date may vary among shares and holders), computed on the basis of a 365-day year and the actual number of days such share was outstanding during such year, plus (iii) all dividends, if any, declared but unpaid on such Series B Shares; and

(c)           for Series C Shares, the sum of (i) $2.39 per share (as appropriately adjusted from time to time for any stock dividends, combinations, splits or similar events with respect to the Series C Shares), plus (ii) simple interest thereon at the annual rate of 10% from the date of issuance of the relevant Series C Share (which date may vary among shares and holders), computed on the basis of a 365-day year and the actual number of days such share was outstanding during such year, plus (iii) all dividends, if any, declared but unpaid on such Series C Shares.

(2)           Redemption Notice. At least thirty (30) but not more than sixty (60) days prior to each Redemption Date, the Company shall give written notice (the ”Redemption Notice”) (provided that the first Redemption Notice shall be given no later than thirty (30) days after the Company’s receipt of the request for redemption pursuant to Section 4.3(D)(1)) to each holder of Preferred Shares stating the following:

(a)           the Redemption Date and Redemption Price(s);

(b)           the total number of Series A Shares, Series B Shares and Series C Shares, as applicable, subject to redemption on that Redemption Date;

(c)           the number of Series A Shares, Series B Shares and Series C Shares, as applicable, held by the holder which are subject to redemption on that Redemption Date;

(d)           the time, place and manner in which the holder shall surrender to the Company the certificate or certificates representing the Series A Shares, Series B Shares and Series C Shares, as applicable, to be redeemed, including the manner in which a holder shall surrender any certificates which have been lost, stolen or destroyed; and

(e)           the date on which such holder’s conversion rights under Section 4.3(E) as to such shares terminate.

Any Redemption Notice that is given as provided in Section 4.3(F)(1) shall be presumed to have been duly given, whether or not a holder of Preferred Shares receives such notice.

(3)           Funds for Redemption; Failure to Redeem for Lack of Funds. All redemptions under this Section 4.3(D) shall be made only to the extent that the Company has funds legally available therefor. If on any Redemption Date the Company has insufficient funds legally available to discharge all or any part of its redemption obligation (the “Preferred Shares Redemption Obligation”), then any funds that thereafter become legally available for the payment of such obligation shall immediately be used to redeem Preferred Shares ratably among the holders of the Preferred Shares. The Preferred Shares not redeemed shall remain outstanding and shall be entitled to all the rights and preferences provided herein. The balance of the Company’s Preferred Shares Redemption Obligation shall be discharged as soon as the Company shall have funds legally available to permit such redemption, at which time the Board of Directors shall promptly fix a date for such redemption and so notify the holders of Preferred Shares in writing. If and so long as any Preferred Shares Redemption Obligation shall not be fully discharged, the Company shall not, directly or indirectly, declare or pay any dividend or make any distribution, or purchase, redeem or satisfy any mandatory redemption, sinking fund or other similar obligation. The provisions of this Section 4.3(D)(3) shall be in addition to, and not in derogation of, any and all other rights and remedies of the holders of the Preferred Shares, whether at law or in equity, arising from any failure of the Company to discharge any Preferred Shares Redemption Obligation, and each holder of Preferred Shares shall be deemed an unsecured creditor of the Company to the extent of any failure of the Company to discharge any Preferred Shares Redemption Obligation with respect to such holder’s Preferred Shares.

(4)           Interest on Amounts Due on Redemption But Not Discharged. If the Company fails to pay any amount due to a holder of Preferred Shares that has properly submitted the certificate or certificates representing the Preferred Shares to be redeemed on any Redemption Date as required by Section 4.3(D)(3), whether such failure is by reason of a lack of sufficient funds legally available to redeem such Preferred Shares or otherwise, the undischarged balance of the Company’s redemption obligation to such holder shall bear simple interest until paid at the rate of 1% per month.

(5)           Surrender of Shares. On or after the relevant Redemption Date, each holder of Preferred Shares shall surrender the certificate or certificates representing the Preferred Shares or shall provide an affidavit of loss of such certificate or certificates representing such shares in a form satisfactory to the Company, subject to redemption at the time and place and in the manner provided in the Redemption Notice. Upon surrendering such certificate or certificates, such holder shall be entitled to receive payment of the applicable Redemption Price for the Preferred Shares so redeemed. If fewer than all of the Preferred Shares represented by such certificate or certificates are redeemed, the Company shall issue a new certificate or certificates representing the unredeemed Preferred Shares. Each surrendered certificate shall be canceled.

(6)           Status of Shares Called for Redemption. Unless the Company fails on the relevant Redemption Date to deposit money, pursuant to Section 4.3(D)(7), for the payment of the Redemption Price of the Preferred Shares called for redemption, from and after the such Redemption Date the Preferred Shares called for redemption on such date shall no longer be deemed to be outstanding and all rights of the holders thereof as stockholders of the Company (except the right to receive the Redemption Price without interest thereon from the relevant Redemption Date) shall cease.

(7)           Deposit of Redemption Price. At least three (3) days prior to any Redemption Date, the Company shall deposit the Redemption Price of all the Preferred

Shares to be redeemed on such date with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund for the benefit of the respective holders of the shares designated for redemption. Simultaneously, the Company shall deposit irrevocable instruction and authority to such bank or trust company to pay, on and after the respective Redemption Date the applicable Redemption Price(s), to the holders upon surrender of their certificates. The balance of any monies deposited by the Company pursuant to this Section 4.3(D)(7) remaining unclaimed at the expiration of six (6) months following the respective Redemption Date shall be returned to the Company, provided that the stockholder to which such monies would be payable shall be entitled, upon proof of its ownership of the Preferred Shares and payment of any bond requested by the Company, to receive such monies but without interest from the respective Redemption Date.

E.             Conversion Rights.

(1)           Optional Conversion. Each Preferred Share shall be convertible at the option of the holder thereof into fully paid and nonassessable Common Shares in accordance with the provisions and subject to the adjustments provided for in Sections 4.3(E)(3) and 4.3(E)(4), although each Preferred Share subject to redemption pursuant to Section 4.3(D)(5) shall cease to be convertible on and after the relevant Redemption Date if the Company has deposited the Redemption Price for such share pursuant to Section 4.3(D)(7). In order to exercise the conversion privilege, a holder of Preferred Shares shall surrender the certificate or certificates evidencing such shares to the Company at its principal office, duly endorsed or assigned in blank to the Company and accompanied by written notice to the Company that the holder elects to convert a specified portion or all of such Preferred Shares. Preferred Shares converted at the option of the holder shall be deemed to have been converted into Common Shares on the day of surrender of the certificate or certificates representing such shares for conversion in accordance with the foregoing provisions, and at such time the rights of the holder of such Preferred Shares, as such holder, shall cease and such holder shall be treated for all purposes as the holder of the Common Shares issuable upon conversion. As promptly as practicable on or after the conversion date, but in no event later than fourteen (14) days, the Company shall issue and mail or deliver to such holder a certificate or certificates for the number of Common Shares issuable upon conversion and a certificate or certificates for the balance of the Preferred Shares surrendered, if any, not so converted into Common Shares.

(2)           Automatic Conversion. The Preferred Shares shall be automatically converted into Common Shares in accordance with the provisions and subject to the adjustments provided for in Sections 4.3(E)(3) and 4.3(E)(4) simultaneously with the closing of the Company’s issuance and sale of Common Shares in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, in which (a) the aggregate, net proceeds to the Company from the sale of securities sold for cash by the Company in the offering is at least $30,000,000, and (b) the public offering price equals or exceeds $5.26 per share (as appropriately adjusted from time to time for any stock dividends, combinations, splits or similar events after the filing date hereof). Upon such automatic conversion, all Preferred Shares shall be deemed to have been converted into Common

Shares and the rights of the holders of the Preferred Shares, as such holders, shall cease and such holders shall be treated for all purposes as the holders of the Common Shares issuable upon conversion. The Company shall give notice to the holders of Preferred Shares of such automatic conversion and may require the surrender of certificates representing the Preferred Shares before delivering certificates representing the Common Shares issued in such conversion.

(3)           No Fractional Shares. The Company will not issue any fractional Common Shares upon conversion of the Preferred Shares. In lieu of any fractional Common Share to which any holder of Preferred Shares would otherwise be entitled (after aggregating the Series A Shares, Series B Shares and Series C Shares, respectively, to be converted at that time by such holder), the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price (as defined below) for Series A Shares, Series B Shares or Series C Shares, as applicable. Whether or not fractional shares are issuable upon conversion shall be determined on the basis of the total number of Series A Shares, Series B Shares and Series C Shares the holder is at the time converting into Common Shares and the number of Common Shares issuable upon such aggregate conversion.

(4)           Conversion Price and Adjustments. The number of fully paid and nonassessable Common Shares issuable upon conversion of the Preferred Shares shall be equal to (a) for the Series A Shares, $1.0039 divided by the conversion price then in effect for Series A Shares (the “Series A Conversion Price”), (b) for the Series B Shares, $1.877 divided by the conversion price then in effect for Series B Shares (the “Series B Conversion Price”) and (c) for the Series C Shares, $2.39 divided by the conversion price then in effect for Series C Shares (the “Series C Conversion Price” and collectively with the Series A Conversion Price and the Series B Conversion Price, the “Conversion Prices”. The Series A Conversion Price shall at the time of the filing of this Restated Certificate initially be $1.0039. The Series B Conversion Price shall at the time of the filing of this Restated Certificate initially be $1.877. The Series C Conversion Price shall at the time of the filing of this Restated Certificate initially be $2.39. Such Conversion Prices shall be subject to adjustment from time to time as hereinafter provided:

(a)           If the Company shall issue any Additional Shares (as defined below) without consideration or for a consideration per share less than the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, in effect immediately prior to the issuance of such Additional Shares, then the Series A Conversion Price, the Series B Conversion Price or the Series C Conversion Price, as the case may be, shall, upon such issuance (except as otherwise provided in this Section 4.3(E)) be adjusted to a price equal to the quotient obtained by dividing an amount equal to the sum of (A) the result obtained by multiplying the number of Common Shares deemed outstanding immediately prior to such issuance (which shall include the actual number of shares outstanding plus all shares issuable upon the conversion of all outstanding convertible securities and all outstanding warrants and options) by the Series A Conversion Price, Series B Conversion Price or the Series C Conversion Price, as the case may be, then in effect, and (B) the aggregate consideration, if any, received by the Company upon the issuance of such Additional Shares; by the number of Common Shares of the Company outstanding (including any Common Shares deemed issued in the transaction resulting in the adjustment by reason of Section 4.3(E)(4)(e)) immediately after such issuance (including the shares deemed outstanding as provided above).

(b)           No adjustment of the Conversion Prices shall be made in an amount less than $0.01 per share, provided that any adjustments which are not required to be made by reason of this sentence shall be carried forward and shall be taken into account in any subsequent adjustment made to the applicable Conversion Price. Except as provided in Sections 4.3(E)(4)(e)(iii) and 4.3(E)(4)(e)(iv) below, no adjustment of the Conversion Prices shall have the effect of increasing the Conversion Prices above the Conversion Prices in effect immediately prior to such adjustment.

(c)           In the case of the issuance of Additional Shares for cash, the consideration shall be deemed to be the amount of cash paid to purchase such Additional Shares before deducting any discounts, commissions or other expenses allowed, paid or incurred by the Company for any underwriting or otherwise in connection with its issuance and sale.

(d)           In the case of the issuance of Additional Shares for consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be its fair value as determined by the Board of Directors irrespective of any accounting treatment.

(e)           In the case of the issuance of options to purchase or rights to subscribe for Common Shares, securities by their terms convertible into or exchangeable for Common Shares, or options to purchase or rights to subscribe for such convertible or exchangeable securities (which options, rights, convertible or exchangeable securities are not excluded from the definition of Additional Shares), the following provisions shall apply:

(i)            the aggregate maximum number of Common Shares deliverable upon exercise of such options to purchase or rights to subscribe for Common Shares shall be deemed to have been issued at the time such options or rights were issued for a consideration equal to the consideration (determined in the manner provided in Sections 4.3(E)(4)(c) and 4.3(E)(4)(d) above) received by the Company upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Shares covered thereby, but no further adjustment to the applicable Conversion Price shall be made for the actual issuance of Common Shares upon the exercise of such options or rights in accordance with their terms;

(ii)           the aggregate maximum number of shares of Common Shares deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof shall be deemed to have been issued at the time such securities were issued or such options or rights were issued for a consideration equal to the consideration received by the Company for any such securities and related options or rights, plus the additional consideration, if any, to be received by the Company upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in Sections 4.3(E)(4)(c) and 4.3(E)(4)(d) above), but no further adjustment to the applicable Conversion Price shall be made for the actual issuance of Common Shares upon the conversion or exchange of such securities in accordance with their terms;

(iii)          if such options, rights or convertible or exchangeable securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price(s) computed upon the original issue thereof, and any subsequent adjustments based thereon, shall, upon such increase or decrease becoming effective, be recomputed to reflect such increase or decrease with respect to such options, rights and securities not already exercised, converted or exchanged prior to such increase or decrease becoming effective, but no further adjustment to the Conversion Price(s) shall be made for the actual issuance of Common Shares upon the exercise of any such options or rights or the conversion or exchange of such securities in accordance with their terms;

(iv)          upon the expiration of any such options or rights, the termination of any such rights to convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Conversion Price(s) shall promptly be readjusted to such Conversion Price(s) as would have resulted had the adjustment which was made upon the issuance of such options, rights or securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Shares actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities; and

(v)           if any such options or rights shall be issued in connection with the issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such options or rights by the parties thereto, such options or rights shall be deemed to have been issued for such consideration as is determined in good faith by the Board of Directors.

(f)            “Additional Shares” shall mean any Common Shares issued (or deemed to have been issued pursuant to Section 4.3(E)(4)(e)) by the Company after the Series C Original Issue Date, other than:

(i)            Common Shares issued upon conversion of the Preferred Shares,

(ii)           Common Shares issued upon the exercise of options and warrants outstanding as of the filing date hereof,

(iii)          Common Shares and options therefor issued to directors, officers, employees or consultants of the Company after the Series C Original Issue Date, pursuant to a stock option plan approved by Board of Directors of the Company and that represent the right to purchase no more than a total of 2,006,877 Common Shares (not including options outstanding as of the filing date hereof);

(iv)          Such additional securities that are designated in writing as excluded from the definition of Additional Shares by the holders of two-thirds (2/3) of each of the Series A Shares and Series B Shares, respectively, then outstanding and by the holders of sixty percent (60%) of the Series C Shares then outstanding;

(v)           Capital stock issued or issuable in connection with a strategic partnership, merger, bona fide acquisition transaction or bona fide non-equity financing transactions (including, without limitation, equipment financing arrangements and bank lines of credit) approved by the Board of Directors, including both of the Series A Directors and the Series B Director;

(vi)          Securities issuable in respect of any shares, options, warrants, or convertible securities as a result of the application of similar antidilution provisions contained therein; and

(vii)         Securities issued by way of dividend or other distribution on shares excluded from the definition of Additional Shares by this Section 4.3(E)(4)(f).

(g)           In the event the Company should at any time or from time to time after the Series C Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding Common Shares or the determination of holders of Common Shares entitled to receive a dividend or other distribution payable in additional Common Shares or other securities or rights convertible into, or entitling the holder thereof to receive, directly or indirectly, additional Common Shares (the “Common Share Equivalents”) without payment of any consideration by such holder for the additional Common Shares or the Common Share Equivalents (including the additional Common Shares issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the

Conversion Prices shall be appropriately decreased so that the number of Common Shares issuable upon conversion of each Preferred Share shall be proportionately increased to reflect such dividend or other distribution.

(h)           If the number of Common Shares outstanding at any time after the Series C Original Issue Date is decreased by a combination of the outstanding Common Shares, then, following the record date of such combination, the Conversion Prices shall be appropriately increased so that the number of Common Shares issuable on conversion of each Preferred Share shall be decreased in proportion to such decrease in outstanding shares.

(5)           Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets (excluding cash dividends) or options or rights not referred to in Section 4.3(E)(4)(g), then, in each such case for the purpose of this Section 4.3(E)(5), the holders of Preferred Shares shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of Common Shares into which their Preferred Shares are convertible as of the record date fixed for the determination of the holders of Common Shares of the Company entitled to receive such distribution.

(6)           Reorganizations or Reclassifications. Subject to the provisions of Section 4.3(C)(2) regarding deemed liquidation, if any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the holders of Preferred Shares shall thereafter have the right to receive, in lieu of the Common Shares of the Company immediately theretofore receivable upon the conversion of such Preferred Shares, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding Common Shares equal to the number of Common Shares immediately theretofore receivable upon the conversion of such Preferred Shares had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holders of the Preferred Shares to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Prices and of the number of shares receivable upon the conversion of such Preferred Shares) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter receivable upon the conversion of such Preferred Shares. The Company shall not effect any such reorganization, reclassification, consolidation, merger or sale, unless prior to the consummation thereof the surviving corporation (if other than the Company), the corporation resulting from such consolidation or the corporation purchasing such assets shall assume by written instrument executed and given to the holders of the Preferred Shares as though such instrument was a notice to be provided in conformity with the provisions of Section 4.3(F)(1), the obligation to deliver to such holders such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to receive.

(7)           Special Mandatory Conversion.

(a)           If, at any time, (i) the holders of Preferred Shares are entitled to exercise the purchase right (the “Right of First Refusal”) set forth in Section 16 of that certain Second Amended and Restated Investor Rights Agreement to be dated on or about the filing date hereof, by and among the Company and the parties listed on Schedule 1 thereto, as amended from time to time (the “Investor Rights Agreement”), with respect to a proposed issuance or sale of Equity Securities (as defined in the Investor Rights Agreement) of the Company at a purchase price per share to new investors less than the Series A Conversion Price, Series B Conversion Price and/or Series C Conversion Price, as applicable, then in effect (the “Equity Financing”), (ii) the Company has complied with its notice obligations, or such obligations have been waived, under the Right of First Refusal with respect to such Equity Financing and the Company thereafter consummates the Equity Financing, and (iii) any such holder of Preferred Shares does not by exercise of such holder’s Right of First Refusal (a “Non-Participating Holder”) acquire his, her or its entire Pro Rata Share (as defined in the Investor Rights Agreement) of the securities offered in such Equity Financing (a “Mandatory Offering”), then (i) if the purchase price in the Equity Financing is less than the Series A Conversion Price then in effect, the “Conversion Percentage” (as defined below) of such Non-Participating Holder’s Series A Shares, if any, shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the consummation of the Mandatory Offering (the “Mandatory Offering Date”) into an equal number of Series A-1 Shares, (ii) if the purchase price in the Equity Financing is less than the Series B Conversion Price then in effect, the Conversion Percentage of such Non-Participating Holder’s Series B Shares, if any, shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the Mandatory Offering Date into an equal number of Series B-1 Shares and (iii) if the purchase price in the Equity Financing is less than the Series C Conversion Price then in effect, the Conversion Percentage of such Non-Participating Holder’s Series C Shares, if any, shall automatically and without further action on the part of such holder be converted effective upon, subject to, and concurrently with, the Mandatory Offering Date into an equal number of Series C-1 Shares; such that the Non-Participating Shares received by such Non-Participating Holder shall be treated for all purposes as having the same rights, preferences, privileges and restrictions set forth in this Restated Certificate as then applicable to the Series A Shares, Series B Shares and Series C Shares, respectively, except that the Conversion Prices then in effect for such Non-Participating Shares, once issued, shall not be subject to any further adjustment as provided in Section 4.3(E)(4)(a) (but shall be subject to any other adjustment pursuant to Section 4.3(E) that results in an increase or decrease in the Conversion Prices) and that no adjustment shall be made to the Conversion Price(s) applicable to such Non-Participating Holder’s Series A Shares, Series B Shares and Series C Shares so converted with respect to any securities issued in the Mandatory Offering; provided, however, that no such conversion shall occur in connection with a particular Equity Financing if, pursuant to the request of the

Company (upon approval of the Board of Directors, including each of the Series A Directors and the Series B Director), such holder agrees in writing to waive his, her or its Right of First Refusal with respect to such Equity Financing. For the purpose of this Section 4.3(E)(7)(a), “Conversion Percentage” shall mean the percentage obtained by dividing (a) the Non-Participating Holder’s Pro Rata Share of the securities offered in the Mandatory Offering minus the number of shares of securities being purchased by the Non-Participating Holder in the Mandatory Offering, by (b) such Non-Participating Holder’s Pro Rata Share. From and after the Mandatory Offering Date, (1) the rights of such Non-Participating Holders in Series A Shares required to be converted pursuant to this Section 4.3(E)(7)(a) shall cease and such holders shall be treated for all purposes, with respect to such converted shares, as the holders of the Series A-1 Shares issuable upon conversion thereof, (2) the rights of such Non-Participating Holders in Series B Shares required to be converted pursuant to this Section 4.3(E)(7)(a) shall cease and such holders shall be treated for all purposes, with respect to such converted shares, as the holders of the Series B-1 Shares issuable upon conversion thereof and (3) the rights of such Non-Participating Holders in Series C Shares required to be converted pursuant to this Section 4.3(E)(7)(a) shall cease and such holders shall be treated for all purposes, with respect to such converted shares, as the holders of the Series C-1 Shares issuable upon conversion thereof.

(b)           The holder of any Preferred Shares converted pursuant to this Section 4.3(E)(7) shall deliver to the Company at its principal office the certificate or certificates representing the Preferred Shares so converted or shall provide an affidavit of loss of such certificate or certificates representing such shares so converted in a form satisfactory to the Company, duly endorsed or assigned in blank to the Company. As promptly as practicable thereafter, but in no event later than fourteen (14) days, the Company shall issue and deliver to such holder, at the place designated by such holder, a certificate or certificates for the Non-Participating Shares issuable upon such conversion.

(c)           In the event that any Non-Participating Shares are issued, concurrently with such issuance, the Company shall use its best efforts to take all such action as may be required, including amending this Restated Certificate, to (i) cancel all authorized Non-Participating Shares that remain unissued after such issuance, (ii) create and reserve for issuance upon subsequent Special Mandatory Conversion of any Preferred Shares a new series of preferred stock equal in number to the number Non-Participating Shares, respectively, so cancelled and designated Series A-2 Convertible Preferred Shares, Series B-2 Convertible Preferred Shares and Series C-2 Convertible Preferred Shares, respectively, rights, preferences, privileges and restrictions identical to those then applicable to the Series A Shares, Series B Shares and Series C Shares, respectively, except that the Conversion Price for such Series A-2 Convertible Preferred Shares, Series B-2 Convertible Preferred Shares and Series C-2 Convertible Preferred Shares, once issued, shall not be subject to adjustment as provided in Section 4.3(E)(4)(b) (but shall be subject to any adjustment pursuant to Sections 4.3(E)(4)(c) and 4.3(E)(4)(d) that results in an increase in the Conversion Price(s)) and that no adjustment shall be made to the Conversion Price(s) with respect to any securities issued in the subsequent Mandatory Offering triggering a conversion to shares of Series A-2 Convertible Preferred Shares, Series B-2 Convertible Preferred Shares and Series C-2 Convertible Preferred

Shares and (iii) amend the provisions of this Section 4.3(E)(7) to provide that any subsequent Special Mandatory Conversion shall be into shares of Series A-2 Convertible Preferred Shares, Series B-2 Convertible Preferred Shares and Series C-2 Convertible Preferred Shares rather than Series A-1 Shares, Series B-1 Shares and Series C-1 Shares, respectively. The Company shall take the same actions with respect to the Series A-2 Convertible Preferred Shares, Series B-2 Convertible Preferred Shares and Series C-2 Convertible Preferred Shares and each subsequently designated series of preferred stock upon issuance of shares of the last such series to be authorized.

(8)           Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price(s) pursuant to this Section 4.3(E), the Company, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Shares a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Upon the conversion of any Preferred Shares into Non-Participating Shares, the Company shall promptly prepare and furnish to each holder of Non-Participating Shares a certificate setting forth the Conversion Price(s) then in effect for such Non-Participating Shares. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (a) such adjustment and readjustment, (b) the Conversion Price(s) at the time in effect, and (c) the number of Common Shares and the amount, if any, of other property which at the time would be received upon the conversion of a Preferred Share.

F.             Notices.

(1)           General. Any notice required by this Restated Certificate to be given to the holders of Preferred Shares shall be addressed to each holder of record at his, her or its address appearing on the books of the Company and sent by personal delivery, facsimile transmission, overnight courier requiring signature for delivery or United States mail (postage prepaid, registered or certified, return receipt requested). Any such notice shall be deemed given on the date of delivery thereof if manually delivered, the date of sending thereof if sent by facsimile transmission with electronic confirmation of delivery received, the first business day after the date of sending if sent by overnight courier, or five days after the date of mailing if mailed.

(2)           Notice of Certain Events. In case any time:

(a)           the Company shall declare, pay or make any dividend or distribution to the holders of Common Shares (other than a dividend payable solely in Common Shares);

(b)           the Company shall offer for subscription pro rata to the holders of Common Shares any additional shares of stock of any class or other rights;

(c)           there shall be any capital reorganization, reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets, to another corporation; provided, however, that this provision shall not be applicable to any transaction covered by the exceptions to Section 4.3(A)(3)(d); or

(d)           there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases, the Company shall give written notice to the holders of Preferred Shares of the date on which (A) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or (B) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall also specify the date as of which the holders of Common Shares of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Such written notice shall be given (x) in the case of any dividend, distribution or subscription rights, not less than 20 days prior to the record date or the date on which the Company’s transfer books are to be closed in respect thereto and (y) in the case of a reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least 20 days prior to the action in question.

G.            Status of Preferred Shares Upon Retirement.

Preferred Shares that are acquired or redeemed by the Company or converted into Common Shares shall be cancelled and shall not thereafter be reissued.

H.            Reservation of Stock Issuable Upon Conversion.

The Company shall at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for the purpose of effecting the conversion of the Preferred Shares, such number of its shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares into Common Shares; and if at any time the number of authorized but unissued shares of capital stock shall not be sufficient to effect the conversion of all then outstanding Preferred Shares into Common Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of capital stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging its best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate.

ARTICLE V.

Except as otherwise provided in this Restated Certificate, the Board of Directors may from time to time adopt, amend, alter, supplement, rescind or repeal any or all of the bylaws of the Company without any action on the part of the stockholders; provided, however, that the stockholders may adopt, amend or repeal any bylaw adopted by the Board of Directors, and no amendment or supplement to the bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

ARTICLE VI.

The Company shall indemnify, to the fullest extent authorized or permitted by law, as the same exists or may hereafter be amended, any person who was or is made or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she, or his or her testator in intestate, is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of any other company, partnership, joint venture, trust, employee benefit plan or other enterprise. The Company is authorized to provide indemnification of agents (as deemed in Section 145 of the DGCL) for breach of duty to the Company and its stockholders through bylaw provisions, through agreements with the agents, and/or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 145 of the DGCL, subject to the limitations on such excess indemnification set forth in Section 102 of the DGCL. No amendment or repeal of this Article VI shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omission occurring prior to such amendment or repeal.

ARTICLE VII.

To the fullest extent authorized or permitted by law, no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director, except to the extent provided by applicable law (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of Delaware, (iv) for any transaction from which such director derived an improper personal benefit, or (v) for any act or omission occurring prior to August 1, 1992. If the General Corporation Law of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of Delaware as so amended. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Company for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

ARTICLE VIII.

In the event that a director of the Company who is also a partner or employee of an entity that is a holder of Preferred Shares and that is in the business of investing and reinvesting in other entities, or an employee of an entity that manages such an entity (each, a “Fund”), acquires knowledge of a potential transaction or matter in such person’s capacity as a partner or employee of the Fund or the manager or general partner of the Fund and that may be a corporate opportunity for both the Company and such Fund (a “Corporate Opportunity”), then (i) such Corporate Opportunity shall belong to such Fund, (ii) such director shall, to the extent permitted by law, have fully satisfied and fulfilled his fiduciary duty to the Company and its stockholders with respect to such Corporate Opportunity, and (iii) the Company, to the extent permitted by law, waives any claim that such Corporate Opportunity constituted a corporate opportunity that should have been presented to the Company or any of its affiliates; provided, however, that such director acts in good faith and such opportunity was not offered to such person in his or her capacity as a director of the Company.

ARTICLE IX.

The Company reserves the right to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

ARTICLE X.

Elections of directors need not be by written ballot unless the bylaws of the Company shall so provide.

ARTICLE XI.

Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the Company may be kept (subject to any statutory requirements) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.